Exhibit 10.1

CONFIDENTIAL

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of June 1st, 2018, is entered into by and between Seven Stars Cloud Group, Inc. (the “Company “or the “Group”), a Nevada corporation (the “Company”), and Mr. Federico Tovar, an individual having the address as specified on the signature page hereto (the “Employee”).

BACKGROUND

The Company wishes to secure the services of the Employee as Chief Financial Officer upon the terms and conditions hereinafter set forth, and the Employee wishes to render such services to the Company upon the terms and conditions hereinafter set forth.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

1.             Employment by the Company. The Company agrees to employ the Employee in the position of Chief Financial Officer and the Employee accepts such employment and agrees to perform such duties. The Employee agrees to devote a majority of his business time and energies to the business of the Company and/or its Subsidiaries and/or Affiliates and to faithfully and diligently perform his duties hereunder. The Employee will report to the Chief Executive Officer (“CEO”).

2.             Term of Employment. The term of this Employment Agreement (the “Term”) shall be for the initial period commencing on June 1st, 2018 (the “Effective Date”) and ending on May 31st, 2019 And the probation period shall be from June 1st 2018 to August 31st, 2018.

3.             Compensation. As full compensation for all services to be rendered by the Employee to the Company and or its Subsidiaries and/or Affiliates in all capacities during the Term, the Employee shall receive the following compensation and benefits:

3.1           Salary. A monthly base salary of $16666.67 United States Dollars (the “Base Salary”), payable not less frequently than monthly or at more frequent intervals in accordance with the then customary payroll practices of the Company. The Employee will be eligible for an increase in Base Salary, at the sole discretion of the Chief Executive Officer (the “CEO”) from time to time following the Employee’s performance evaluation.

3.2           Participation in Employee Benefit Plans; Other Benefits. The Employee shall be permitted during the Term to participate in all employee benefit plans, policies and practices now or hereafter maintained by or on behalf of the Company commensurate with the Employee’s position with the Company. Such benefit plans may include a group health insurance and dental program, group life insurance, short and long term disability insurance. The Employee shall receive paid vacation (10 days accrued pro rata on a per pay period basis), paid sick leave (3 paid days per year) and unpaid leave, upon request and when required by applicable laws or with the consent of CEO. During the Term, the Company will maintain a group health program for its employees.

PERSONAL & CONFIDENTIAL

3.3           Expenses. The Company shall pay or reimburse the Employee for all reasonable and necessary expenses actually incurred or paid by the Employee during the Term in the performance of the Employee’s duties under this Employment Agreement, upon submission and approval of expense statements, vouchers or other supporting information in accordance with the then customary practices of the Company.

3.4           Withholding of Taxes. The Company may withhold from any benefits payable under this Employee Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

4.             Termination.

4.1           Termination upon Death. If the Employee dies during the Term, this Employment Agreement shall terminate as of the date of his death.

4.2           Termination upon Disability. If during the Term the Employee becomes physically or mentally disabled, whether totally or partially, so that the Employee is unable to perform his essential job functions hereunder for a period aggregating 180 days during any twelve-month period, and is determined by a physician acceptable to both the Company and the Employee that, by reason of such physical or mental disability, the Employee shall be unable to perform the essential job functions required of him hereunder for such period or periods, the Company may, by written notice to the Employee, terminate this Employment Agreement, in which event the Term shall terminate 10 days after the date upon which the Company shall have given notice to the Employee of its intention to terminate this Employment Agreement because of the disability.

4.3           Termination for Cause. The Company may at any time by written notice to the Employee terminate this Employment Agreement immediately and, except as provided in 5.2 hereof, the Employee shall have no right to receive any compensation or benefit here-under on and after the date of such notice, in the event that an event of “Cause” occurs. For the purposes of this Employment Agreement “Cause” shall mean:

4.3.1       the Employee breaches any material term of this Employment Agreement and fails to cure such breach (where capable of cure) within 14 days after the receipt of notice from the Company of such breach, which notice shall state in reasonable detail the facts and circumstances claimed to be a breach and of the intent of the Company to terminate the Employee’s employment upon the failure of the Employee to cure such breach; or

4.3.2       a good faith determination by the Board that the Employee has committed an act of fraud, misappropriation, embezzlement, or theft or a breach of fiduciary duty involving personal profit; or

4.3.3       the Employee is indicted for any criminal offense constituting a felony or a crime involving moral turpitude.

4.4          Termination without Cause. The Company may terminate this Employment Agreement at any time, without cause, upon 30 days’ written notice by the Company to the Employee and the Employee shall have no right to receive any compensation or benefit hereunder after such termination.

5.             [Deleted]

PERSONAL & CONFIDENTIAL

6.             Certain Covenants of the Employee.

6.1          Covenants Against Competition. The Employee acknowledges that his work for the Company and its Subsidiaries and Affiliates, will bring him into close contact with many confidential affairs not readily available to the public and that the covenants contained in this Section 6 will not involve a substantial hardship upon his future livelihood. In order to induce the Company to enter into this Agreement, the Employee covenants and agrees that:

6.1.1     Non-Compete. During the Term and for a period of one year following the Employee’s termination of employment with the Company for any reason (the “Restricted Period”), the Employee shall not, in the People’s Republic of China (including all Special Administrative Regions thereof) and the United States, (i) in any manner whatsoever engage in any capacity with any business competitive with the Company's Current Lines of Business for the Employee's own benefit or for the benefit of any person or entity other than the Company or any Subsidiary or Affiliate of the Company; or (ii) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Current Lines of Business; provided, however, that the Employee may hold, directly or indirectly, solely as an investment, not more than two percent (2%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Current Lines of Business. In addition, during the Restricted Period, the Employee shall not develop any property for use in the Company's Current Lines of Business on behalf of any person or entity other than the Company, its Subsidiaries and Affiliates.

6.1.2     Confidential Information. During the Term, and for a three year period following the Employee’s termination of employment, the Employee shall not, directly or indirectly, disclose to any person or entity who is not authorized by the Company or any Subsidiary or Affiliate of the Company to receive such information, or use or appropriate for his own benefit or for the benefit of any person or entity other than the Company or any Subsidiary or Affiliate of the Company, any documents or other papers relating to the Company's Current Lines of Business or the customers of the Company or any Subsidiary or Affiliate of the Company, including, without limitation, files, business relationships and accounts, pricing policies, customer lists, computer software and hardware, or any other materials relating to the Company's Current Lines of Business or the customers of the Company or any Subsidiary or Affiliate of the Company or any trade secrets or confidential information, including, without limitation, any business or operational methods, drawings, sketches, designs or product concepts, know-how, marketing plans or strategies, product development techniques or plans, business acquisition plans, financial or other performance data, personnel and other policies of the Company or any Subsidiary or Affiliate of the Company, whether generated by the Employee or by any other person, except as required in the course of performing his duties hereunder or with the express written consent of the Company; provided, however, that the confidential information shall not include any information readily ascertainable from public or published information, or trade sources (other than as a direct or indirect result of unauthorized disclosure by the Employee).

6.1.3     Employees of and Consultants to the Company. During the Term and for the Restricted Period, the Employee shall not, directly or indirectly (other than in furtherance of the business of the Company), initiate communications with, solicit, persuade or attempt to persuade, entice, induce or encourage any individual who is then or who has been within the preceding 12-month period, an employee of or consultant to the Company or any of its Subsidiaries or Affiliates to terminate employment with, or a consulting relationship with, the Company or such Subsidiary or Affiliate, as the case may be, or to become employed by or enter into a contract or other agreement with any other person, and the Employee shall not approach any such employee or consultant for any such purpose or authorize or knowingly approve the taking of any such actions by any other person.

PERSONAL & CONFIDENTIAL

6.1.4     Solicitation of Customers. During the Term and for the Restricted Period, the Employee shall not, directly or indirectly, initiate communications with, solicit, persuade, entice, induce, encourage (or assist in connection with any of the foregoing) any person who is then or has been within the preceding 12-month period a customer or account of the Company or its Subsidiaries or Affiliates, or any actual customer leads whose identity the Employee learned during the course of his employment with the Company, to terminate or to adversely alter its contractual or other relationship with the Company or its Subsidiaries or Affiliates.

6.1.5     Business Opportunities. During the Term the Employee shall promptly disclose to the Company any business idea or opportunity which falls within the meaning of the Company's Current Lines of Business, which business idea or opportunity shall become the sole property of the Company.

6.1.6     Intellectual Property. The Employee agrees that all Intellectual Property (as defined below) made or conceived by the Employee, either solely or jointly with others, during the Employee’s employment with the Company whether or not such Intellectual Property is made or conceived during the hours of the Employee’s employment or with the use of the Company’s facilities, materials, or personnel, will be the property of the Company or its nominees. “Intellectual Property” means discoveries, concepts, and ideas, whether patentable or not, including apparatus, processes, methods techniques, and formulae, as well as improvements thereof or know-how related thereto, any “works made for hire” or other copyrighted or copyrightable material, and any notes, drawings, memoranda, correspondence, documents, records, notebooks, flow charts, computer programs and source and object codes, related or relating to any present or prospective activities of the Company or its affiliates. The Employee will, without royalty or any other additional consideration: (i) inform the Company promptly and fully in writing of such Intellectual Property; (ii) assign to the Company all the Employee’s right, title, and interest in and to such Intellectual Property; (iii) assist the Company or its nominees to obtain, maintain and enforce the Company’s rights with respect to such Intellectual Property; and (iv) execute, acknowledge, and deliver to the Company such written documents and instruments, and do such other acts, as may be necessary in the opinion of the Company to obtain, maintain or enforce the Company’s rights with respect to such Intellectual Property. Notwithstanding the foregoing, Intellectual Property made or conceived by the Employee during the Employee’s employment that is made, developed or conceived solely on non-Company time without use of any of the Company’s facilities, materials, or personnel, and which does not relate to the business of the Company or the reasonably anticipated business of the Company shall not be required to be assigned to the Company pursuant to this section 6.1.

6.2           Rights and Remedies Upon Breach. If the Employee breaches, or threatens to commit a breach of, any of the provisions of Section 6.1 hereof (collectively, the “Restrictive Covenants”), the Company and its Subsidiaries and Affiliates shall have the right and remedy to seek from any court of competent jurisdiction specific performance of the Restrictive Covenants or injunctive relief against any act which would violate any of the Restrictive Covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its Subsidiaries and Affiliates and that money damages will not provide an adequate remedy to the Company and its Subsidiaries and Affiliates. To the extent permitted by applicable law, each of the Company and the Employee waives any requirement for the posting of a bond or other security.

PERSONAL & CONFIDENTIAL

6.3           Severability of Covenants. If any of the Restrictive Covenants, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court, government, agency or authority shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Company and its Subsidiaries and Affiliates, to the fullest extent permitted by applicable law, the benefits intended by such provisions.

7.             Other Provisions.

7.1           Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, to the parties at the addresses of the respective parties as specified on the signature pages hereto or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, telecopied, telegraphed or telexed, if delivered during regular business hours (or the next business day, if after regular business hours) or if mailed, three days after the date of mailing, as follows.

7.2           Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contracts and other agreements, written or oral, with respect thereto.

7.3           Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

7.4           Governing Law, Consent to Jurisdiction, etc. This Agreement will be interpreted in accordance with the law of Hong Kong Special Administrative Region. Any disputes hereunder will be submitted to the Hong Kong International Arbitration Center (“HKIAC”) for arbitration. The arbitration shall be conducted in English and the arbitration awards will be binding and final on the Parties.

7.5           [Deleted]

7.6           Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and any successors and assigns permitted or required by Section 8.7 hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or such successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

PERSONAL & CONFIDENTIAL

7.7           Assignment. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign this Agreement and its rights, together with its obligations, hereunder without the Employee’s prior written consent, to any of its affiliates or designees.

7.8           Further Assurances. The Employee will executive and deliver all instruments and other documents which the Company reasonably determines to be necessary or appropriate to carry out the terms of this Agreement.

7.9           [Deleted]

7.10         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.11         Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

[Signature page follows]

PERSONAL & CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Seven Stars Cloud Group, Inc.

By:
Name: Bruno Wu
Title: Chief Executive Officer

EMPLOYEE:

Federico Tovar Address:

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